                                                                    Exhibit 23.4

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933 provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated
therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

On May 22, 2001, TechRx dismissed Arthur Andersen LLP as its independent auditors. The Arthur Andersen Pittsburgh, Pennsylvania office closed and did not renew their license effective July 31, 2002. As a result, after reasonable efforts, we have not been able to obtain a consent related to the Arthur
Andersen opinion for the fiscal years ended June 30, 2000 and 1999. Therefore, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Company's registration statement on Form S-4
(No. 333-103959) of Arthur Andersen's audit report for the TechRx financial statements for the fiscal years ended June 30, 2000 and 1999. Under these circumstances, Rule 437(a) under the Securities Act permits the Company to file this registration statement without a written consent from Arthur Andersen.
However, as a result, Arthur Andersen will not have any liability under Section
11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would not be able to assert a claim against Arthur Andersen under Section 11(a)
of the Securities Act.